                                                                   EXHIBIT 10.28

                                 CONNECT, INC.

                             CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made by and between CONNECT,
                                     ---------
Inc. (the "Company"), and Gordon J. Bridge ("Mr. Bridge").
           -------                           ----------

                                   RECITALS

     Since November 1995, Mr. Bridge served as the Chairman of the Company's Board of Directors and since April 1997 he has also served as its President and Chief Executive Officer. The Company and Mr. Bridge have mutually agreed to end Mr. Bridge's employment relationship with the Company, to release each other from any claims arising from or related to the employment relationship and to enter into a consulting arrangement pursuant to which Mr. Bridge will continue to act as Chairman of the Board and to perform consulting services for the Company as described below.

     In consideration of the mutual promises made herein, the Company and Mr. Bridge (collectively referred to as the "Parties") hereby agree as follows:
                                         -------

     1.  TRANSITION.  The Company and Mr. Bridge acknowledge and agree that Mr.
         ----------
Bridge's employment with the Company ended effective at the close of business on April 1, 1998. The Company and Mr. Bridge further acknowledge and agree that from April 2, 1998 through March 31, 1999 (the "Consulting Period") Mr. Bridge
                                                -----------------
will (a) provide consulting services to the Company, and (b) contingent upon his being re-elected to the Board of Directors at the 1998 Annual Meeting of the Company's Stockholders, continue as Chairman of the Board of Directors of the Company. Notwithstanding the preceding sentence, Mr. Bridge acknowledges that the Company is under no obligation to cause him to be elected or retained as a Board member during any period.

     2.  CONSULTING ARRANGEMENTS.  Effective as of April 2, 1998, and subject to
         -----------------------
the terms of this Agreement, the Company agrees to retain Mr. Bridge as a consultant to perform such services as directed by the Board of Directors of the Company (the "Consulting Arrangement"). The Consulting Arrangement shall
              ----------------------
continue until March 31, 1999, unless earlier terminated by Mr. Bridge for any reason or by the Company pursuant to Section 13 below. In addition to normal services to the Company in his role as Chairman of the Board, the services to be provided by Mr. Bridge pursuant to the Consulting Arrangement shall include resolving certain issues related to the Company's capitalization, establishing a strategic partnership relationship between the Company and another entity approved by the Board which results in either a significant equity investment in the Company or significant licensing revenues to the Company, providing selected customer support, supporting the Chief Executive Officer/President as requested and performing such other duties, if any, as shall from time to time be agreed upon by Mr. Bridge and the Board. In his role as a consultant, Mr. Bridge agrees to make himself reasonably available to provide the services requested by the Company from time to time during the Consulting Period.

     3.   CONSIDERATION.
          -------------

          (a) CONSULTING FEE.  The Company shall pay Mr. Bridge a fee of $18,750
              --------------
per month for the Consulting Period as a retainer for his services as Chairman of the Board of Directors of the Company and for performing consulting services as specified above.

          (b) BONUSES.
              -------

                (i) Mr. Bridge acknowledges receipt from the Company of a bonus relating to the first quarter of fiscal year 1998 in the amount of $23,125 (the "Q1 98 Bonus").
-------------

                (ii) Contingent upon the Company's achieving its fiscal 1998 operating margin objectives (which objectives may be established and/or altered, in good faith, by the Board of Directors after the Effective Date (as defined in Section 23 below) of this Agreement), Mr. Bridge shall be entitled to a bonus payable in January 1999 equal to the amount, if any, of the Q1 98 Bonus.

          (c) EXPENSES.  In lieu of providing Mr. Bridge with office space
              --------
during the Consulting Period, the Company agrees to reimburse him for home office expenses incurred by him in connection with his performance of services hereunder in an amount of $500 per month provided that such expenses are substantiated in accordance with Company policy. Notwithstanding the preceding sentence, should Mr. Bridge secure employment with another employer during the Consulting Period, the Company's obligations under this Section 3(c) shall terminate upon commencement of such employment.

          (d) LOAN FORGIVENESS.  In April 1997, the Company loaned Mr. Bridge
              ----------------
$150,000, which loan is evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"). Pursuant to its terms, all amounts owing
          ---------       ----
under the Note become due and payable upon the earlier of April 1, 2000 or the date of termination of Mr. Bridge's employment relationship with the Company. In consideration for Mr. Bridge's agreement hereunder to enter into the Consulting Arrangement and for his release of claims set forth in this Agreement, the Company agrees to the following with respect to the Note:

                (i) To the extent that any amounts remain outstanding under the Note at such time, outstanding principal, plus all accrued but unpaid interest, under the Note shall become due and payable in full on March 31, 1999; and

                (ii) Outstanding principal, plus accrued but unpaid interest, shall be forgiven in the following amounts and upon the occurrence of the following events:

                     (A) Fifty percent (50%) of outstanding principal, plus accrued but unpaid interest, shall be forgiven in consideration for Mr. Bridge's having entered into this Agreement. Assuming satisfaction of the above condition, such amount shall be considered forgiven for all purposes as of the Effective Date (as defined in Section 23 below) of this Agreement.

                     (B) Twenty-five percent (25%) of outstanding principal, plus accrued but unpaid interest, shall be forgiven in consideration for Mr. Bridge's having resolved certain issues relating to the Company's capitalization.

                     (C) Twenty-five percent (25%) of outstanding principal, plus accrued but unpaid interest, shall be forgiven in consideration for Mr. Bridge's having brought about the establishment of a strategic partnership between the Company and a third party which results in either a significant equity investment in the Company or significant licensing revenues to the Company.

The Board of Directors has determined that the condition specified in subsection
(b) above has been satisfied and the applicable principal and accrued interest amount shall be forgiven for all purposes as of the Effective Date (as defined in Section 23 below) of this Agreement. The Board shall determine in good faith whether the condition specified in subsection (C) above has been satisfied for purposes of this Section 3(d) and the applicable principal and accrued interest amount shall be forgiven for all purposes as of the date of such Board determination.

          (e) LAPTOP COMPUTER. The Parties agree Mr. Bridge shall be entitled to
              ---------------
retain possession of a Compaq laptop computer previously provided to him by the Company.

     4.   STOCK OPTIONS.  Under the terms of the Stock Option Agreements issued
          -------------
to Mr. Bridge over the course of his employment with the Company, Mr. Bridge was granted options to purchase 39,000 (the "November Options"), 25,000 (the
                                         ----------------
"January 1996 Options"), 5,000 (the "April 1996 Options"), 79,999 (the "April
---------------------                                                   -----
1997 Options") and 79,999 (the "January 1998 Options") shares (after giving
------------                    --------------------
effect to a one-for-five reverse stock split in February 1998), respectively, of the Company's Common Stock under the Company's 1989 Stock Option Plan and 1996 Stock Option Plan (the "Options").
                        -------

          (a) ACCELERATION OF OPTIONS. The Parties agree that pursuant to the
              -----------------------
terms of that certain letter agreement between Mr. Bridge and the Company dated October 19, 1995, as modified by a letter dated June 7, 1996 (collectively, the "Offer Letter"), the November Options, the January 1996 Options and the April
 ------------
1996 Options (to purchase an aggregate of 69,000 shares) became exercisable in full as of April 1, 1998 (the "Vested Options"). The Vested Options shall remain
                               --------------
exercisable until the end of business on April 30, 1999, as of which time such options shall terminate if not exercised. Mr. Bridge acknowledges that the Vested Options shall lose their status as incentive stock options upon the Effective Date (as defined in Section 23 below) of this Agreement.

          (b) CONTINUED VESTING OF OPTIONS. The Parties agree that the April
              ----------------------------
1997 Options and the January 1998 Options (to purchase an aggregate of 159,998 shares) (the "Vesting Options") shall continue to vest according to their
              ---------------
respective vesting schedules through March 31, 1999; that that portion of the Vesting Options which are vested as of March 31, 1999 shall remain exercisable until the end of business on April 30, 1999, as of which time such options shall terminate if not exercised; and that that portion of the Vesting Options which have not vested as of March 31, 1999 shall terminate as of such date. Mr. Bridge acknowledges that the Vesting Options shall lose their status as incentive stock options upon the Effective Date (as defined in Section 23 below) of this Agreement.

          (c) CHANGE OF CONTROL. Upon a Change of Control of the Company (as
              -----------------
defined below), the vesting of all the Vesting Options shall be accelerated and such options shall become fully exercisable upon the occurrence of such transaction. A "Change of Control" for purposes of this Section 4(c) shall mean
                -----------------
the closing on or prior to March 31, 1999 of (i) a merger or consolidation of the Company, whether or not approved by the Board of Directors, other than a merger or consolidation which would result in holders of more than fifty percent (50%) of the voting power represented by the voting securities of the Company outstanding immediately prior thereto continuing to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company, or of such surviving entity, outstanding immediately after such merger or consolidation, or
(ii) the Company's sale of all or substantially all of its assets; provided however that a transaction described in (i) or (ii) above which closes after March 31, 1999 but on or before April 30, 1999 shall be considered a Change of Control if a definitive agreement with respect to such transaction was entered into by the Company on or before March 31, 1999.

          (d) NO FURTHER RIGHTS. Except as set forth in this Section 4, Mr.
              -----------------
Bridge acknowledges that as of April 1, 1998, he owns 14,069 shares of the Company's Common Stock (which shares were purchased upon exercise of a portion of the November Options) and holds the Options described in Section 4(a) (to the extent not previously exercised) and has no further right, title or interest in or to any additional shares of the Company's capital stock under any document, instrument or arrangement with the Company. Mr. Bridge further acknowledges that, upon the Effective Date (as defined below in Section 23) of this Agreement and in connection with the transition of his relationship with the Company from an employment to a consulting relationship, he shall have no rights, other than as set forth in this Section 4, to any stock option vesting acceleration benefits relating to a change of control or termination of employment, including those set forth in (i) the Offer Letter, (ii) the change of control agreement between Mr. Bridge and the Company dated June 11, 1997 (the "Change of Control
                                                             -----------------
Agreement"), (iii) any option agreement pursuant to which the Options were
---------
issued, or (iv) any other agreement, instrument or arrangement with the Company.

     5. BENEFITS.
        --------

          (a) Provided that Mr. Bridge timely and accurately elects such coverage, he shall have the right following April 1, 1998 to continue, at his own expense, coverage under the Company's medical, dental and vision (but not life) insurance programs as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for the period required by
                                         -----
 COBRA.

          (b) Except as set forth in this Section 5 and as required by applicable law, Mr. Bridge shall not be entitled to participate in any benefit plans or programs provided to employees of the Company following April 1, 1998.

     6. TERMINATION OF PRIOR AGREEMENTS. Mr. Bridge and the Company agree that
        -------------------------------
each of (a) the Offer Letter, (b) the Change of Control Agreement, (c) the letter agreement between Mr. Bridge and the Company dated April 28, 1997, and (d) the letter agreement between the Mr. Bridge and the Company date January 28, 1998, (collectively, the "Prior Agreements") are hereby expressly terminated as
                    ----------------
between Mr. Bridge and the Company, and that any rights, obligations, interests or claims that Employee may have arising out of the Prior Agreements are terminated and have no further force and effect.

     7.  NO OTHER PAYMENTS DUE.  Mr. Bridge acknowledges and agrees that he has
         ---------------------
received all salary, accrued vacation, commissions, bonuses, compensation or other sums due to him, other than amounts to be paid pursuant to Section 3 of this Agreement. In light of the payment by the Company of all wages due, or to become due, to Mr. Bridge, the Parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

               No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

     8.  RELEASE OF CLAIMS.  Mr. Bridge agrees that the foregoing consideration
         -----------------
represents settlement in full of all outstanding obligations owed to Mr. Bridge by the Company. Mr. Bridge and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including April 1, 1998 including, without limitation:

          (a) any and all claims relating to or arising from Mr. Bridge's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

          (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

          (d) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (e) any and all claims for attorneys' fees and costs.

     The Company and Mr. Bridge agree that the release set forth in this Section 8 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     9.  ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA.  Mr. Bridge acknowledges
         ---------------------------------------------
that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and
                                           ----
release is knowing and voluntary. Mr. Bridge and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date (as defined in Section 23 below) of this Agreement. Mr. Bridge acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Mr. Bridge was already entitled. Mr. Bridge further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing
                                                            -----
this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement (the

"Revocation Period"); and (d) this Agreement shall not be effective until the
------------------
Revocation Period has expired.

     10.  CIVIL CODE SECTION 1542.  The Parties represent that they are not
          -----------------------
aware of any claim by either of them other than the claims that are released by this Agreement. Mr. Bridge and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Mr. Bridge and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     11.  NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETARY INFORMATION.  Mr. Bridge
          ---------------------------------------------------------
understands and agrees that his obligations to the Company under his existing Proprietary Information and Inventions Assignment and Confidentiality Agreement with the Company (the "Confidentiality Agreement"), a copy of which is attached
                       -------------------------
hereto as Exhibit B, shall continue through the Consulting Period and shall
          ---------
survive termination of his relationship with the Company under this Agreement and that Mr. Bridge shall continue to maintain the confidentiality of all confidential and proprietary information of the Company as provided by the Confidentiality Agreement. Mr. Bridge agrees that at all times hereafter, he shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property of the Company, until after such time as such information has become publicly known otherwise than by act of collusion of Mr. Bridge.

     12. NONCOMPETITION AND NONSOLICITATION. Mr. Bridge agrees that through the
         ----------------------------------
end of the Consulting Period, he shall not, without the prior written consent of the Company, at any time during the term of this Agreement, directly or indirectly, whether or not for compensation, (a) engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that engages in any activity that is in direct competition with the Company, including, without limitation, OMI and BroadVision, but excluding companies that may on their own decide to build interactive commerce software as part of a broader business initiative but that do not specifically aim to license application software to others in direct competition with the Company, (b) divert or attempt to divert from the Company, or any affiliated company, any business of a kind involving the professional specialties or product lines indicated in clause (a) above, or (c) induce or attempt to induce any person who is an employee of the Company, or any affiliated company, to leave the Company, or any affiliated company, to become an employee of any person, firm, corporation or business described in clause (a) above; provided, however, that
                                                       --------  -------
Mr. Bridge may own up to 1% of the securities of any company whose securities are publicly traded that is of a sort described in clause (a) above.

     The Parties intend that the covenant contained in the preceding paragraph shall be construed as a series of separate covenants, one for each county or other geographic or political subdivision of each jurisdiction in which the Company conducts business. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then the unenforceable covenant shall be deemed eliminated from the provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     13.  BREACH OF THIS AGREEMENT.  Mr. Bridge acknowledges that upon breach of
          ------------------------
the Confidentiality, Nondisclosure of Confidential and Proprietary Information and the Noncompetition and Nonsolicitation provisions contained in Sections 11 and 12 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Mr. Bridge agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Mr. Bridge from committing or continuing any such violation of this Agreement. Mr. Bridge acknowledges and agrees that upon Mr. Bridge's material or intentional breach of any of the provisions of this Agreement (including Sections 11 and 12) and following written notice of such breach by the Company to Mr. Bridge and an opportunity to cure such breach within five (5) business days where such breach may be cured, in addition to any other remedies the Company may have under this Agreement or otherwise, the Company's obligations to (i) provide payments and benefits, including any further vesting of any of the Options after the date upon which an uncured breach occurred, to Mr. Bridge as described in Sections 3 and 4 of this Agreement, (ii) continue its Consulting Arrangement with Mr. Bridge, and (iii) continue having Mr. Bridge serve as Chairman of the Company's Board of Directors shall immediately terminate.

     14.  NON-DISPARAGEMENT.  Each Party agrees to refrain from any
          -----------------
disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

     15.  TAX CONSEQUENCES.  The Company makes no representations or warranties
          ----------------
with respect to the tax consequences of the payment of any sums to Mr. Bridge under the terms of this Agreement, provided however that Mr. Bridge acknowledges that he is aware that any amounts payable by him under the Note that are forgiven by the Company pursuant to Section 3(d) above shall constitute taxable income to him at the time of such forgiveness. Mr. Bridge agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on any and all sums paid hereunder by the Company and any penalties or assessments thereon. Mr. Bridge further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Mr. Bridge's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

     16.  AUTHORITY.  The Company represents and warrants that the individual
          ---------
signing this Agreement on behalf of the Company has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Mr. Bridge represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     17.  NO REPRESENTATIONS.  Neither Party has relied upon any representations
          ------------------
or statements made by the other Party hereto which are not specifically set forth in this Agreement.

     18.  SEVERABILITY.  In the event that any provision hereof becomes or is
          ------------
declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     19.  ARBITRATION.  The Parties shall attempt to settle all disputes arising
          -----------
in connection with this Agreement (or any of the exhibits hereto) through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in Santa Clara County, California in accordance with the then prevailing rules of the American Arbitration Association. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having jurisdiction. The prevailing Party in any such proceeding shall be entitled to recover its costs and expenses and attorneys' fees from the other Party. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

     20.  ENTIRE AGREEMENT.  Except for obligations which continue after
          ----------------
termination of Mr. Bridge's relationship with the Company pursuant to the Confidentiality Agreement, this Agreement, and the exhibits thereto, represent the entire agreement and understanding between the Company and Mr. Bridge concerning Mr. Bridge's transition from an employee of the Company to a consultant to the Company and his separation from the Company following the end of the Consulting Period, and supersede and replace any and all prior agreements and understandings concerning Mr. Bridge's relationship with the Company and his compensation by the Company.

     21.  NO ORAL MODIFICATION.  This Agreement may only be amended in writing
          --------------------
signed by Mr. Bridge and the Company.

     22.  GOVERNING LAW.  This Agreement shall be governed by the laws of the
          -------------
State of California, without regard to its conflicts of law provisions.

     23. EFFECTIVE DATE. This Agreement shall be effective upon the expiration
         --------------
of the Revocation Period defined in Section 9 above. Such date is referred to in this Agreement as the "Effective Date."
                       --------------

     24.  COUNTERPARTS.  This Agreement may be executed in counterparts, and
          ------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     25.  ASSIGNMENT.  This Agreement may not be assigned by Mr. Bridge or the
          ----------
Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Mr. Bridge.

     26.  VOLUNTARY EXECUTION OF AGREEMENT. THIS AGREEMENT IS EXECUTED
          --------------------------------
VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OR BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF RELEASING ALL CLAIMS. THE PARTIES ACKNOWLEDGE THAT:

          (a) THEY HAVE READ THIS AGREEMENT;

          (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION, AND EXECUTION OF THIS AGREEMENT BY LEGAL COUNSEL OF THEIR OWN CHOICE OR THAT THEY HAVE VOLUNTARILY DECLINED TO SEEK SUCH COUNSEL;

          (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS AGREEMENT AND OF THE RELEASES IT CONTAINS; AND

          (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS AGREEMENT.



                            [Signature Page Follows]

  The Parties have executed this Agreement on the respective dates set forth below.


                                        CONNECT, INC.


Dated as of April 2, 1998                 /s/ JOSEPH G. GIRATA
                                        -------------------------------------
                                              (Signature)

                                        By:
                                           ----------------------------------

                                        Title:
                                              -------------------------------


                                        GORDON J. BRIDGE, an individual


Dated as of April 2, 1998                /s/ GORDON J. BRIDGE
                                        -------------------------------------
                                        Gordon J. Bridge